NAME OF REGISTRANT:
Franklin Equity Fund
File No. 811-334

EXHIBIT ITEM No. 77Q(a): Copies of any
material amendments to
the registrant's charter or by-laws


CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
FRANKLIN EQUITY FUND

Deborah R. Gatzek certifies that:

		1. She is the Vice President
 and Secretary, of FRANKLIN EQUITY FUND, a
 California corporation (the "Corporation").

2. The third paragraph of Article
3. IV of
 the Articles of Incorporation of this
 corporation
 is hereby amended to read as follows:

The Franklin Equity Fund Series shall
 be issued in
 two or more series, and the initial two
 series are
 "Franklin Equity Fund - Class I"
 ("Class I") and
 "Franklin Equity Fund - Class II"
("Class II").
 Two Billion (2,000,000,000) shares
shall be allocated
 to Class I and One Billion Nine Hundred
Million
 (1,900,000,000) shares shall be allocated to Class II.
  Pursuant to Sections 202, 203.5, 400 and
401 of the
 California General Corporation Law, the
 Board of
 Directors of the corporation shall have
the power
(subject to any applicable rule, regulation or
0 order of the Securities and Exchange
 Commission
 or other applicable law or regulation)
to create
 additional series of shares, to determine or alter the rights, preferences, privileges and restrictions
 granted to or imposed upon any wholly
unissued series,
 to determine the designation of such series and to fix the number of shares of such series.
The
 Board of Directors is also hereby expressly granted authority to increase or decrease the number of
 shares of any series provided that the
number of
 shares in any series shall not be decreased below
 the number of shares thereof then issued and outstanding.

4. The effect of the foregoing amendment
5.  to the
 third paragraph of Article IV of the
 Articles of
 Incorporation of the Corporation is to
decrease
 the number of shares allocated to Franklin
Equity Fund
- Class II from two billion (2,000,000,000)
-  to one
 billion nine hundred million
(1,900,000,000).
 Less than one billion nine hundred
million
(1,900,000,000) Franklin Equity Fund
- Class
 II shares are outstanding.  One hundred
million
 (100,000,000) shares of the Corporation
are therefore
 authorized but unallocated to a series.

4.	The foregoing Amendment to the Articles
 of Incorporation has been duly approved by the
 Board of Directors of Franklin Equity Fund.

5.	In accordance with Section 203.5 of the
 California General Corporation Law, the
Articles
 of Incorporation confer upon the Board of Directors the authority to adopt an amendment to the
Articles
 of Incorporation by approval of the Board alone in
 order to increase or decrease the number of shares of
 a series. Accordingly, no shareholder vote is required for this decrease in the number of shares allocated to
 Franklin Equity Fund Class II series of
Franklin Equity
 Fund Series class of shares of the
corporation.

	/s/ D.R. Gatzek
	Deborah R. Gatzek,
	Vice President and Secretary






The undersigned declares under penalty
of perjury
that the matters set forth in the
 foregoing Certificate
 are true of her own knowledge.

Executed at San Mateo, California
on December 7, 1998


	/s/ D.R. Gatzek
	Deborah R. Gatzek,
	Vice President and Secretary



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